SUB-ADMINISTRATION AGREEMENT

THIS AGREEMENT is made as of the 19th day of June, 1995.

     AMONG:
     (1) Eaton Vance Management, a Massachusetts business trust (the "Administrator"),

     (2) Information Age Portfolio, a New York trust the principal office of which is at IBT Trust Company (Cayman), Ltd, The Bank of Nova Scotia Building, George Town, Grand Cayman, Cayman Island, British West Indies (the "Trust"),

 AND (3) IBT Trust Company (Cayman), Ltd., a company duly incorporated in the Cayman Islands the Registered Office of which is at The Bank of Nova Scotia Building, George Town, Grand Cayman, Cayman Islands, British West Indies aforesaid (the "Sub-Administrator").

WHEREAS:

         (A) The Trust is registered under the United States Investment Company Act of 1940 as a management investment company.

         (B) The Administrator pursuant to an Administration Agreement dated June 19, 1995 has agreed to provide general administration services to the Trust, and the Administrator and the Trust wish to appoint the Sub-Administrator as general administrator of the Trust outside the United States upon the terms and conditions hereinafter appearing.

AGREEMENT:

     1. (a) In this Agreement the words standing in the first column of the table next hereinafter contained shall bear the meanings set opposite to them in the second column thereof, if not inconsistent with the subject or context:

WORDS                          MEANINGS

"Declaration of Trust"        The Declaration of Trust of the Trust for the
                              time being in force.

"Trustees"                    The  Trustees of the Trust for the time  being,
                              or as the case may be, the Trustees assembled as a board.

"Registration Statement"      The  Registration  Statement  of the  Trust  as
                              amended  and  filed  with  the
                              Securities and Exchange Commission.

     (b) Unless the context otherwise requires and except as varied or otherwise specified in this agreement, words and expressions contained in this agreement shall bear the same meaning as in the Registration Statement PROVIDED THAT any alteration or amendment of the Registration Statement shall not be effective for the purposes of this Agreement unless the administrator shall by endorsement hereon or otherwise have assented in writing thereto.

     (c) The headings are intended for convenience only and shall not affect the construction of this Agreement.

                          APPOINTMENT OF ADMINISTRATOR

2. The Administrator and the Trust hereby appoint the Sub-Administrator and the Sub-Administrator hereby agrees to act as general administrator of the Trust, acting solely outside the United States, in accordance with the terms and conditions hereof with effect from the date hereof.

                           DUTIES AS SUB-ADMINISTRATOR

3. The Sub-Administrator shall from time to time deliver such information, explanations and reports to the Trust as the Trust may reasonably require regarding the conduct of the business of the Trust.

4.       The  Sub-Administrator  shall provide the principal office of the Trust
         ; and

     (a) conduct on behalf of the Trust all the day to day business of the Trust outside the United States, other than investment activities, and provide or procure such office accommodation, secretarial staff and other facilities as may be required for the purposes of fulfilling its duties under this Agreement;

     (b) receive and approve notices of subscriptions and redemptions of Trust interests;

     (c) review and arrange execution and filing with the U.S. Securities and Exchange Commission (the "SEC") of amendments to the Trust's Registration Statement, and of any other regulatory filings required to be made by the Trust which have been prepared by the Administrator or the Trust;

     (d) deal with and reply to all correspondence and other communications addressed to the Trust at its principal office, whether in relation to the subscription, purchase or redemption of interests in the Trust or otherwise PROVIDE THAT in the event of any dispute in connection with the issue, ownership, redemption or otherwise of any interests the matter shall be referred to the Trustees acting outside the United States, and the Sub-Administrator shall take such action as may reasonably be required by the Trust;

     (e) at any time during business hours to permit any duly appointed agent or representative of the Administrator or the Trust, at the expense of the Administrator or the Trust, to inspect the Register of Holders or any other documents or records in the possession of the
          Sub-Administrator   and  give  such  agent  or  representative  during
          business hours all information, explanations and assistance as such agent or representative may reasonably require, and permit representatives of the U.S. Securities and Exchange Commission to examine books and records of the Trust;

     (f) maintain and safeguard the Register of Holders of Interests and other documents in connection therewith and enter on such Register all original issues and allotments of and all increases, decreases and redemptions of such interests, all in accordance with the provisions of the Declaration of Trust and Trustee instructions and to prepare all such lists of Holders of Interests of the Trust and account numbers of Holders as may be required by the Trust.

                        DEALINGS OF THE SUB-ADMINISTRATOR

5. Nothing herein contained shall prevent the Sub-Administrator or any firm, person or company associated in any way with the Sub-Administrator from contracting with or entering into any financial, banking or other transaction with the Trust, any shareholder or any company or body of persons any of whose securities are held by or for the account of the Trust or from being interested in such transaction.

6. Nothing herein contained shall prevent the Sub-Administrator or any associate of the Sub-Administrator from acting as administrator or general corporate manager or in any other capacity whatsoever for any other company or body of persons on such terms as the Sub-Administrator or such associate may arrange, and the Sub-Administrator or such associate shall not be deemed to be affected with notice of or to be under any duty to disclose to the Trust any fact or thing which may come to its knowledge or that of any of its servants or agents in the course of so doing or in any manner whatever otherwise than in the course of carrying out its duties hereunder.

                                AGENTS AND ADVICE

     7. The Sub-Administrator shall be at liberty in the performance of its duties and in the exercise of any of the powers vested in it hereunder to act by responsible officers or a responsible officer for the time being and to employ and pay an agent who may (but need not) be an associate of the Sub-Administrator to perform or concur in performing any of the services required to be performed hereunder and may act or rely upon the opinion or advice or any information obtained from any broker, lawyer, valuer, surveyor, auctioneer or other expert, whether reporting to the Trust, to the Administrator to the Sub-Administrator, or not, and the Sub-Administrator shall not be responsible for any loss occasioned by its so acting. Any officer or agent acting for the Sub-Administrator on behalf of the Trust shall act only outside the United States, to the extent required by U.S. tax law. It is understood and agreed that until IBT Trust Company (Cayman), Ltd. has received its administrator's license in the Cayman Islands, The Bank of Nova Scotia Trust Company (Cayman) Ltd. shall perform the functions of the Sub-Administrator set forth in this Agreement.

     8. The Sub-Administrator may at the expense of the Adminstrator refer any legal question to the legal advisers of the Administrator or the Trust for the time being (whose name shall from time to time be notified by or on behalf of the Administrator or the Trust to the Sub-Administrator) or legal advisers that it may select with the prior approval of the Administrator or the Trust and may authorize any such legal adviser to take the opinion of counsel on any matter of difficulty and may act on any opinion given by such legal advisers or counsel without being responsible for the correctness thereof or for any result which may follow from so doing.

                                  REMUNERATION

     9. In consideration of the services performed by the Sub-Administrator hereunder the Sub-Administrator shall be entitled to receive from the Administrator fees as are agreed upon by the Administrator and Sub-Administrator and set forth in Schedule A of this Agreement.

           REIMBURSEMENT BY THE ADMINISTRATOR TO THE SUB-ADMINISTRATOR

     10.  In   addition  to  the  fees  set  out  in  clause  9  above  the
          Administrator shall reimburse to the Sub-Administrator all reasonable costs and expenses incurred by the Sub-Administrator in the performance of its duties hereunder.

                             LIABILITY AND INDEMNITY

      11. (a) The Sub-Administrator, its subsidiaries, agents, advisors, shareholders, directors, officers, servants and employees shall not be liable to the Administrator or the Trust or a Holder of Interests in the Trust, or any of its or their successors or assigns, except for loss arising to the Administrator or the Trust by reason of act of, or omissions due to negligence or willful default on the part of any such persons as aforesaid.

           (b) The Administrator and the Trust shall indemnify, defend and hold harmless the Sub-Administrator and each of its subsidiaries, agents, advisors, shareholders, directors, officers, servants and employees from and against any loss, liability, damage, cost or expense (including legal fees and expenses and any amounts paid in settlement), resulting from its or their actions or capacities hereunder or otherwise concerning the business or activities undertaken on behalf of the Administrator or the Trust under this Agreement or sustained by any of them including (without restricting the generality of the foregoing) loss sustained as a result of delay, mis-delivery or error in transmission of any cable, telefax, telex or telegraphic communication. Subject as aforesaid all actions taken by the Sub-Administrator shall be taken in good faith and in the reasonable belief that such actions are taken in the best interests of the Trust PROVIDED THAT termination of any action, proceeding, demand, claim or lawsuit by judgment, order or settlement shall not, or itself, create a presumption that the conduct in question was not undertaken in good faith with due care and in a manner reasonably believed to be in or not opposed to the best interest of the Trust. The right of indemnification hereunder shall remain in full force and effect regardless of the expiration or termination of this Agreement.

                 RIGHT TO ADVISE AND MANAGE THE FUNDS OR OTHERS

12. The Administrator or the Trust acknowledge that an important part of the Sub-Administrator's business is, and that it derives profits from, managing the affairs of its affiliates and other entities and that the Sub-Administrator will be managing such affiliates and entities during the same period that it is managing the affairs of the Trust. The Sub-Administrator and its officers and employees shall be free to manage such other affiliates and entities and to retain for its own or their benefit all profits and revenues derived therefrom PROVIDED THAT the Sub-Administrator shall not knowingly prefer affiliates of the Sub-Administrator or other entities to the detriment of the affairs of the Trust.

                                  RESTRICTIONS

13. None of the parties hereto shall do or commit any act, matter or thing which would or might prejudice or bring into disrepute in any manner the business or reputation of the other or any director, officer or employee of the other.

14. Except as required by the law and save as contemplated by the Declaration of Trust, none of the parties hereto shall either before or after the termination of this Agreement disclose to any person not authorized by the other party to receive the same information relating to such party or to the affairs of such party of which the party disclosing the same shall have become possessed during the period of this agreement, and both parties shall use all reasonable endeavors to prevent any such disclosure as aforesaid.

                                   TERMINATION

          15. The Sub-Administrator shall be entitled to resign its appointment hereunder:

          (a) by giving not less than two (2) months' notice in writing to the Administrator and the Trust;

          (b) if the Administrator or the Trust shall commit any breach of its obligations under this Agreement and shall fail within ten days of receipt of notice served by the Sub-Administrator requiring it so to do, to make good such breach; and

          (c) at any time without such notice as is referred to in sub-paragraphs (a) and (b) of this clause if the Administrator or the Trust shall go into liquidation (other than for the purpose of reconstruction or amalgamation upon terms previously approved in writing by the Sub-Administrator) or if a receiver of any of the assets of the Administrator or the Trust is appointed.

     16. The Administator or the Trust may terminate the appointment of the Sub-Administrator:

          (a) by giving no less than two (2) months' notice in writing to the Sub-Administrator;

          (b) if the Sub-Administrator shall commit any breach of its obligations under this Agreement and shall fail within ten days of receipt of notice served by the Administrator or the Trust requiring it so to do, to make good such breach; and

         (c) at any time without such notice as is referred to in sub-paragraphs (a) and (b) or this clause if the Sub-Administrator goes into liquidation (except a voluntary liquidation for the purpose of reconstruction or amalgamation upon terms previously approved in writing by the Administrator and the Trust) or if a receiver is appointed of any of the assets of the Sub-Administrator.

17. On termination of the appointment of the Sub-Administrator under the provisions of the preceding clauses, such termination shall be without prejudice to any antecedent liability of the Sub-Administrator, the Administrator or the Trust. The Sub-Administrator shall be entitled to receive all fees and other moneys accrued up to the date of such termination but shall not be entitled to compensation in respect of such termination.

18.      The Sub-Administrator shall, on the termination of its appointment:

          (a) Forthwith hand over to the Administrator or the Trust or as it shall direct all books of account, registers, correspondence and records of all and every description relating to the affairs of the Trust which are in the Sub-Administrator's possession but not including any promotional material bearing the style or any trade mark or symbol of the Sub-Administrator. The Sub-Administrator shall also in such circumstance deliver or cause to be delivered to the succeeding Sub-Administrator or as the Administrator or the Trust shall direct all funds or other properties of the Trust deposited with or otherwise held by the Sub-Administrator or to its order hereunder and do all such further acts as the Administrator or the Trust may reasonably require of it.

          (b) have the right by written request to require the Trust in its Registration Statement and any other material made available to investors and prospective investors to (as may reasonably be approved by the Sub-Administrator) indicate that the Sub-Administrator and its delegate(s) (if any) have ceased to be its Sub-Administrator.

                         REPRESENTATIONS AND WARRANTIES


     19.  (a)  The   Sub-Administrator   represents  and  warrants  to  the
              Administrator and the Trust as follows:

                  (i) The Sub-Administrator has full power and authority to enter into and perform this Agreement and this Agreement has been duly authorized by all requisite corporate action, executed and delivered by or on behalf of the Sub-Administrator and constitutes a valid and binding agreement of the Sub-Administrator.

                  (ii) Neither the execution, delivery nor performance of this Agreement by the Sub-Administrator will result in a breach of violation of any statute, law, rule or of the material provisions of any debenture or other material agreement binding upon the Sub-Administrator and no consent, approval, authorization or license by any court or governmental agency is required for the execution, delivery or performance of this Agreement by the Sub-Administrator, except such as have been obtained by the Sub-Administrator.

          (b) the Administrator and the Trust represent and warrant to the Sub-Administrator as follows:

                  (i) The Administrator and the Trust have full power and authority to enter into and perform this Agreement and this Agreement has been duly authorized by all requisite corporate action, executed and delivered by or on behalf of the Administrator and the Trust and constitutes a valid and binding agreement of the Administrator and the Trust.

                  (ii) Neither the execution, delivery nor performance of this Agreement by the Administrator and the Trust will result in a breach of violation of any statute, law, rule or of the material provisions of any debentures or other material agreement binding upon the Administrator and the Trust and no consent, approval, authorization or license by any court or governmental agency is required for the execution, delivery or performance of this Agreement by the trust except such as have been obtained by the Administrator and the Trust.

                             INDEPENDENT CONTRACTOR

20. For all purposes of this Agreement, the Sub-Administrator shall be an independent contractor and not an employee or dependent agent of the Administrator or the Trust, nor shall anything herein be construed as making the Administrator or the Trust a partner or co-venturer with the Sub-Administrator or any of its affiliates or other clients. Except as provided in this Agreement, the Sub-Administrator shall have no authority to bind, obligate or represent the Administrator or the Trust.

                               COMPLETE AGREEMENT

21. This Agreement constitutes the entire agreement among the parties relating to the subject matter hereof.


                                   ASSIGNMENT

22. This Agreement shall be binding upon the parties hereto and their respective successors and assigns but may not be assigned by any party without the express written consent of the other party which shall not be reasonably withheld or delayed.

23. This Agreement may not be amended except by the written consent of each of the parties hereto.

                                     NOTICES

24. Any notice delivered under this agreement shall be in writing and signed by a duly authorized officer of the party giving such notice and shall be delivered personally or sent by registered or certified mail, postage prepaid, to the registered office of the party for whom it is intended. A notice so posted shall be deemed to be served at the expiration of seventy-two (72) hours after posting and in proving service by post it shall be sufficient to prove that an envelope containing the notice was duly addressed, stamped and posted.

                                  GOVERNING LAW

25. This Agreement shall be governed by and construed in accordance with the laws of the Cayman Islands and the parties hereto agree to submit to the non-exclusive jurisdiction of the Courts of the Cayman Islands.

IN WITNESS WHEREOF this Agreement has been duly executed for an on behalf of the parties hereto in manner binding upon them the day and year first above written: written.

Signed by
for and on behalf of the said
Eaton Vance Management                            /S/ H. DAY BRIGHAM, JR.
                                                  ------------------------------
                                                          Vice President

in the presence of:

Signed by
for and on behalf of the said
Information Age Portfolio:                           /S/ JAMES B. HAWKES
                                                  ------------------------------
                                                     SIGNED IN TIJUANA, MEXICO

SIGNED by
for and on behalf of the said
IBT Trust Company (Cayman), Ltd.:                    /S/ STEPHEN HIXON
                                                  -----------------------------
                                    Director

                                                  SIGNED IN TORONTO, CANADA

                        IBT Trust Company (Cayman), Ltd.
                  Fee Schedule for Sub-Administration Services
                                   EATON VANCE



     ANNUAL OFFSHORE SUB-ADMINISTRATION FEE          $ 1,500

         This fee will be charged annually for the following Principal Office and Sub-Administrative services.


         PRINCIPAL OFFICE

         The following services will be provided for the Portfolio (Hub):

                  - Register Portfolio/Fund with Inspector of Financial Services
                  - Safekeeping of original contracts, agreements, and board minutes - Provide officers to Fund - Ensure compliance with Cayman Islands Law

        ADMINISTRATIVE SERVICES

The following services will be provided for the Portfolio (Hub):

                  - Authorize expense budget and amendments - Authorize expense payments - Mail Board materials - Maintain shareholder register - Authorize Subscriptions and redemptions - Authorize Fund distributions (if Applicable)
                  - Distribute annual, semi-annual, quarterly reports to shareholders